Exhibit 3.3
Delaware
The first State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RETIREMENT OF "AUDIBLE, INC. ", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MARCH, A.D. 2004, AT 1:35 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

2558618 8100	Harriet Smith Windsor Secretary of State
040198096	AUTHENTICATION: 2997038 DATE: 03-18-04

Exhibit 3.3

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:35 PM 03/17/2004
FILED 01:35 PM 03/17/2004
SRV 040198096 - 2558618 FILE

CERTIFICATE OF RETIREMENT
OF
THE CERTIFICATES OF DESIGNATION
OF
 DESIGNATIONS, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS
OF
THE SERIES A CONVERTIBLE PREFERRED STOCK
 THE SERIES B CONVERTIBLE PREFERRED STOCK
AND
 THE SERIES C CONVERTIBLE PREFERRED STOCK
OF
AUDIBLE, INC.

Audible, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

    FIRST:            The name of the Corporation is Audible, Inc. (formerly The Audible Words Corporation).

    SECOND:       The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware (the "Secretary of State") on November 3, 1995, was amended and restated on July 21, 1999 and was amended on March 12, 2002 and is in effect on the date of the filing of this Certificate of Retirement (the "Certificate of Retirement").

    THIRD:           A Certificate of Designation of Designations, Limitations, Restrictions and Relative Rights of the Series A Convertible Preferred Stock of Audible, Inc. (the "Series A Certificate") was filed with the Secretary of State on February 20, 2001 and is in effect on the date of the filing of this Certificate of Retirement.

    FOURTH:       A Certificate of Designation of Designations, Limitations, Restrictions and Relative Rights of the Series B Convertible Preferred Stock of Audible, Inc. (the "Series B Certificate") was filed with the Secretary of State on April 11, 2002 and is in effect on the date of the filing of this Certificate of Retirement.

    FIFTH:            A Certificate of Designation of Designations, Limitations, Restrictions and Relative Rights of the Series C Convertible Preferred Stock of Audible, Inc. (the "Series C Certificate") was filed with the Secretary of State on August 1, 2003 and is in effect on the date of the filing of this Certificate of Retirement.

    SIXTH:            All of the issued and outstanding shares of the Corporation's Series A Convertible Preferred Stock (the "Series A Stock"), Series B Convertible Preferred Stock (the "Series B Stock") and Series C Convertible Preferred Stock (the "Series C Stock") have been converted to Common Stock in accordance with the Corporation's Series A Certificate, Series B Certificate and Series C Certificate, respectively.

Exhibit 3.3

    SEVENTH:     The reissuance of shares of Series A Stock, Series B Stock and Series C Stock so converted is prohibited, pursuant to Section 5(c)(iii) of the Series A Certificate, Section 5(c)(iii) of the Series B Certificate and Section 5(d)(iii) of the Series C Certificate, respectively.

    EIGHTH:    All shares of the Corporation's previously authorized Series A Stock, Series B Stock and Series C Stock are deemed retired by the Corporation and no longer authorized, all references to such shares in the Corporation's Certificate of Incorporation are deemed eliminated and the Series A Certificate, Series B Certificate and Series C Certificate are deemed cancelled, effective of the date of this Certificate of Retirement.

    NINTH:     This Certificate of Retirement was duly adopted pursuant to Section 5(c)(iii) of the Series A Certificate, Section 5(c)(iii) of the Series B Certificate and Section 5(d)(iii) of the Series C Certificate and in accordance with the provisions of Section 243 of the General Corporation Law of the State of Delaware by resolution of the Board of Directors of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Retirement to be signed by its Chief Executive Officer this 12th day of March, 2004.

AUDIBLE, INC.

By: /s/ Donald R. Katz

Name: Donald R. Katz Title: Chairman and Chief Executive Officer